UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

The Select Sector SPDR® Trust

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification number)

One Iron Street, Boston, Massachusetts	02210
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
The Communication Services Select Sector SPDR Premium Income Fund	NYSE Arca	33-5015749
The Consumer Discretionary Select Sector SPDR Premium Income Fund	NYSE Arca	33-5027880
The Consumer Staples Select Sector SPDR Premium Income Fund	NYSE Arca	33-5048636
The Energy Select Sector SPDR Premium Income Fund	NYSE Arca	39-2113217
The Financial Select Sector SPDR Premium Income Fund	NYSE Arca	39-2118012
The Health Care Select Sector SPDR Premium Income Fund	NYSE Arca	39-2120446
The Industrial Select Sector SPDR Premium Income Fund	NYSE Arca	39-2121064
The Materials Select Sector SPDR Premium Income Fund	NYSE Arca	39-2144632
The Real Estate Select Sector SPDR Premium Income Fund	NYSE Arca	39-2154191
The Technology Select Sector SPDR Premium Income Fund	NYSE Arca	39-2163655
The Utilities Select Sector SPDR Premium Income Fund	NYSE Arca	39-2166899

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box: ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-57791

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

A description of the Shares is set forth in the registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-57791; 811-08837), which description is incorporated herein by reference as filed with the Securities and Exchange Commission on May 7, 2025. Any form of supplement to the Registration Statement that is subsequently filed that relates to the Fund is hereby also incorporated by reference herein.

Item 2. Exhibits

(a)(i)(1)	Amended and Restated Declaration of Trust of The Select Sector SPDR Trust (the “Trust” or the “Registrant”), originally dated June 9, 1998 and as last amended and restated October 23, 1998 (the “Declaration of Trust”), is incorporated herein by reference to Exhibit (b)(i) of Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 17, 1998.

(2)	Amendment No. 1, dated November 13, 2007, to the Declaration of Trust is incorporated herein by reference to Exhibit (a)(ii) of Post-Effective Amendment No. 43 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on June 15, 2018.

(3)	Amendment No. 2, dated January 4, 2016, to the Declaration of Trust is incorporated herein by reference to Exhibit (a)(iii) of Post-Effective Amendment No. 30 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on January 28, 2016.

(4)	Amendment No. 3, dated April 19, 2017, to the Declaration of Trust is incorporated herein by reference to Exhibit (a)(iv) of Post-Effective Amendment No. 39 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on January 26, 2018.

(5)	Amendment No. 4, dated May 10, 2018, to the Declaration of Trust is incorporated herein by reference to Exhibit (a)(v) of Post-Effective Amendment No. 43 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on June 15, 2018.

(6)	Amendment No. 5, dated May 1, 2025, to the Declaration of Trust is incorporated herein by reference to Exhibit (a)(vi) of Post-Effective Amendment No. 57 to the Registrant’s Registration Statement on Form N-1A, asfiled with the SEC on July 29, 2025.

(b)	Registrant’s Amended and Restated By-Laws, dated August 12, 2021 (the “By-Laws”), are incorporated herein by reference to Exhibit (b) of Post-Effective Amendment No. 51 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on January 27, 2022.

(c)	Form of Global Certificate of Beneficial Interest, evidencing shares of Beneficial Interest, is incorporated herein by reference to Exhibit (b)(4) of Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-1A, as filed with the SEC on November 17, 1998.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE SELECT SECTOR SPDR TRUST

Date:	July 29, 2025

By:	/s/ Edmund Gerard Maiorana, Jr.
Edmund Gerard Maiorana, Jr.
Attorney-in-Fact